UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Amendment with Leaders Bank

On December 29, 2010, Advanced Life Sciences Holdings, Inc.  (the “Company”) entered into an Omnibus Amendment (the “Amendment”) with The Leaders Bank (“Leaders”) relating to the Company’s Second Amended and Restated Loan Agreement and Forbearance Agreement with Leaders.  Under the terms of the Amendment, Leaders agreed to waive the existing defaults under the Loan Agreement and the Company agreed to make an interest reserve payment of $186,000 by January 10, 2011 (the “Initial Reserve”).  The due date for the $1.1 million principal payment that is currently due shall be extended to April 1, 2011 upon payment of the Initial Reserve.  This $1.1 million principal payment as well as an additional $1.0 million principal payment also due on April 1, 2011 can be further extended to January 1, 2012 if the Company pays $486,000 in additional interest reserve by April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: January 4, 2011	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer